UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2020

First Internet Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-35750	20-3489991
(Commission File Number)	(IRS Employer Identification No.)

11201 USA Parkway	46037
Fishers, Indiana
(Address of Principal Executive Offices)	(Zip Code)

(317) 532-7900
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, without par value	INBK	The Nasdaq Stock Market LLC
6.0% Fixed to Floating Subordinated Notes due 2026	INBKL	The Nasdaq Stock Market LLC
6.0% Fixed to Floating Subordinated Notes due 2029	INBKZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of First Internet Bancorp (the “Company”) granted equity awards to the Company’s senior management, including all named executive officers, in the form of restricted stock units (“RSUs”) pursuant to the Company’s 2013 Equity Incentive Plan. Each RSU is eligible to vest and settle into one share of our common stock. Based on target payout amounts, approximately 60% of each award to the named executive officers is eligible to vest based on Company performance over a three-year period ending December 31, 2022 (the “Performance RSUs”), and the remaining 40% of the award is scheduled to vest in three substantially equal portions on December 31, 2020, 2021 and 2022.
Each award of Performance RSUs will vest only if the Committee determines that the Company achieved a non-performing assets to total assets ratio as of December 31, 2022 that is either less than a target ratio established by the Committee at the time of grant or which outperforms the 75th percentile of a peer group established by the Committee. If the non-performing assets to total assets ratio achieves that threshold, then the Performance RSUs will vest based on the Committee’s determination of Company performance against established threshold, target and maximum revenue growth over the three-year performance period ending December 31, 2022, subject to adjustments for changes in accounting principles during the performance period. For purposes of determining the Company’s performance, “revenue” represents the sum of (x) net interest income plus (y) noninterest income. Achievement of threshold, target and maximum revenue growth over the three-year performance period will result in the vesting of Performance RSUs representing 50%, 100% and 200%, respectively, of each participant’s target payout, with linear extrapolation between threshold and maximum performance. Each RSU is eligible to accrue dividend equivalents, which will be subject to the same vesting and forfeiture conditions.
The target number of RSUs underlying each executive’s award was determined by dividing a percentage of the executive’s annual base salary as of the time of grant by a reference price equal to the closing price of a share of our common stock as of the last trading day of 2019, which was $23.71 as of December 31, 2019. As a result, David B. Becker, our Chairman, President, Chief Executive Officer, received an award consisting of Performance RSUs having a target payout of 15,184 shares and 10,122 time-vested RSUs; Kenneth J. Lovik, our Executive Vice President and Chief Financial Officer, received an award consisting of Performance RSUs having a target payout of 4,859 shares and 3,239 time-vested RSUs; Nicole S. Lorch, our Executive Vice President and Chief Operating Officer, received an award consisting of Performance RSUs having a target payout of 5,011 shares and 3,340 time-vested RSUs; and C. Charles Perfetti, our Executive Vice President and Secretary, received an award consisting of Performance RSUs having a target payout of 3,644 shares and 2,429 time-vested RSUs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 5, 2020

FIRST INTERNET BANCORP

By:	/s/ Kenneth J. Lovik
Kenneth J. Lovik, Executive Vice President & Chief Financial Officer